Exhibit 99.1

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION

ANNOUNCES 16.1% INCREASE IN FFO PER SHARE

FOR FIRST QUARTER 2005

OAK BROOK, Ill. (May 4, 2005) – Inland Real Estate Corporation (NYSE: IRC), a real estate investment trust, today announced its financial results for the first quarter ended March 31, 2005.

Highlights

•                  For the three months ended March 31, 2005, net income was $14.1 million, an increase of 18.5% compared to the three months ended March 31, 2004. For the three months ended March 31, 2005, net income per common share (basic and diluted) was $0.21, an increase of 16.7% compared to the three months ended March 31, 2004.

•                  For the three months ended March 31, 2005, funds from operations (“FFO”) was $24.0 million, an increase of 18.2% compared to the three months ended March 31, 2004. For the three months ended March 31, 2005, FFO per common share (basic and diluted) was $0.36, an increase of 16.1% compared to the three months ended March 31, 2004.

•                  As of March 31, 2005, the Company’s portfolio was 95.2% leased, compared to 94.7% leased as of March 31, 2004.

•                  During the first quarter 2005, 50 new and renewal leases were executed for the rental of 149,000 square feet in the aggregate.

Financial Results

The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts (“REITs”), for the three-months ended March 31, 2005 was $24.0 million, an increase of 18.2% compared to $20.3 million for the three-months ended March 31, 2004.  On a per share basis, FFO was $0.36 (basic and diluted) for the three-months ended March 31, 2005, an increase of 16.1% compared to $0.31 (basic and diluted) for the three months ended March 31, 2004.

The Company also reported that net income was $14.1 million for the three-months ended March 31, 2005, an increase of 18.5% compared to net income of $11.9 million (including gain on sales of properties of $873,000) for the three-months ended March 31, 2004.  On a per share basis, net income was $0.21 per share (basic and diluted) for the three-months ended March 31, 2005, an increase of 16.7% compared to $0.18 per share (basic and diluted) for the three-months ended March 31, 2004.  The increase in net income and FFO for the three-months ended March 31, 2005 is primarily due to lease termination income of $6.1 million received during the quarter, partially offset by reduced earnings from properties contributed to the previously formed joint venture with the New York State Teachers’ Retirement System (NYSTRS).   A reconciliation of FFO to net income and FFO per share to net income per share is provided at the end of this press release.

“We are pleased with the continued stable performance of our core asset group of centers, particularly in our occupancy figures,” said Robert D. Parks, the Company’s President and Chief Executive Officer. “We acquired three high quality new properties this quarter, and anticipate continued strong acquisition activity throughout the rest of the year.”

Portfolio Performance
Total revenues decreased 5.3% to $45.1 million for the three-months ended March 31, 2005 from $47.6 million for the three-months ended March 31, 2004.  Total revenues decreased primarily due to the contribution of properties to the NYSTRS joint venture late last year, which is partially offset by the new acquisitions in the first quarter. The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three- month period during each year. A total of 120 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties. Same-store net operating income decreased 4.0% (GAAP basis) to $27.8 million for the three-months ended March 31, 2005 compared to $28.9 million for the three-months ended March 31, 2004.  This decrease is primarily the result of adjustments to the GAAP-mandated straight-lining of rent treatment for in-place leases that caused GAAP rents to be greater than cash rents in the first quarter 2004 as compared to first quarter 2005. As of March 31, 2005, occupancy for the Company’s same-store portfolio was 94.4% compared to occupancy of 93.6% as of March 31, 2004.

EBITDA increased 11.5% to $35.0 million for the three-months ended March 31, 2005, compared to $31.4 million for the three-months ended March 31, 2004, primarily due to the previously discussed lease termination income.

EBITDA is defined as earnings (or losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation; and (4) amortization. A table reconciling EBITDA to income from operations is provided at the end of this press release.  The Company uses EBITDA as a supplemental measure of its financial performance because it excludes expenses the Company believes may not be indicative of its operating performance.  By excluding interest expense, EBITDA measures the Company’s financial performance regardless of how it finances its operations and capital structure.  By excluding depreciation and amortization expense, the Company believes it can more accurately assess the performance of its portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain the Company’s properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net income and may be calculated differently by other REITs.

Balance Sheet, Market Value and Liquidity

EBITDA coverage of interest expense was 3.3 times for the three-months ended March 31, 2005. The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service and incur debt.

At March 31, 2005, the Company had an equity market capitalization of $1.0 billion and $0.8 billion of total debt outstanding for a total market capitalization of $1.8 billion and a debt-to-total market capitalization percentage of 43.5%.  The interest rate on approximately 79% of this debt was fixed at a weighted average interest rate of 5.66%.  At March 31, 2005, the Company had approximately $50 million available for future borrowings under its unsecured line of credit, which the Company uses for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Leasing

The Company believes that leasing activity remains strong throughout its portfolio.  For the three months ended March 31, 2005, the Company executed 19 new and 31 renewal leases, aggregating approximately 149,000 square feet.  The 19 new leases represent approximately 58,000 square feet with an average rental rate of $17.83 per square foot, an 11% increase over the average expiring rate.  The 31 renewal leases represent approximately 91,000 square feet with an average rental rate of $15.13 per square foot, a 13% increase over the average expiring rate. As of March 31, 2005, the Company’s portfolio was 95.2% leased compared to 94.7% leased as of March 31, 2004 and 96.5% leased as of December 31, 2004.

Acquisitions

In the first quarter 2005, the Company acquired three retail centers. Greentree Centre is a 159,268 square foot retail center located in Caledonia, Wisconsin, a suburb of Racine. The Company acquired this center for approximately $11.8 million. Greentree Centre is anchored by Pick ‘N’ Save grocery and Kmart.

Mapleview Shopping Center, a 103,714 square foot multi-tenant retail center located in Grayslake, Illinois, and Showplace Theatre Center, a 94,860 square-foot multi-tenant retail center located in Crystal Lake, Illinois, were acquired for an aggregate of approximately $40.8 million for both properties. Mapleview Shopping Center is anchored by a Jewel/Osco grocery store and Blockbuster Video; Showplace Theatre Center is anchored by Regal Showplace 16 movie theater.

Joint Ventures

No additional properties were contributed to the NYSTRS joint venture during the first quarter.  In addition, no properties were acquired by the venture.

Dividends

In February, March and April 2005, the Company paid monthly cash dividends of $0.0783 per common share.

Guidance

The Company expects that its FFO per common share (basic and diluted) for fiscal year 2005 will be between $1.32 and $1.38.

Conference Call

The Company will host a management conference call to discuss its financial results at 2:30 p.m. CDT (3:30 p.m. EDT) on Thursday, May 5, 2005. The conference call can be accessed by dialing 800-599-9816, or 617-847-8705 for international callers. The conference call passcode is 20055907. The Company suggests that participants dial in at least ten minutes prior to the scheduled start of the call. The conference call will also be available via live webcast on the Company’s website at http://www.inlandrealestate.com. Hosting the conference call for the Company will be Robert D. Parks, President and Chief Executive Officer; Mark E. Zalatoris, Chief Operating Officer; and Brett A. Brown, Chief Financial Officer.

The conference call will be recorded and available for replay beginning at 4:30 p.m. CDT (5:30 p.m. EDT) on May 5, 2005, and will be available until midnight on Thursday, May 12, 2005.  Interested parties can access the replay of the conference call by dialing 888-286-8010, or 617-801-6888 for international callers. The replay passcode is 69849596.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that currently owns 145 neighborhood, community and single-tenant retail centers, totaling approximately 13.5 million square feet, located primarily in the midwestern United States.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three-months ended March 31, 2005 is available on its website at http://www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
March 31, 2005 and December 31, 2004
(In thousands except per share data)

Assets

	March 31, 2005	December 31, 2004
	(unaudited)
Investment properties:
Land	$331,075	318,361
Construction in progress	1,336	1,326
Building and improvements	906,705	862,647

	1,239,116	1,182,334
Less accumulated depreciation	167,116	156,854

Net investment properties	1,072,000	1,025,480

Cash and cash equivalents	41,133	35,508
Investment in securities (net of an unrealized loss of $126 at March 31, 2005 and an unrealized gain of $114 at December 31, 2004)	7,233	5,978
Assets held for sale (net of accumulated depreciation of $4,624 and $6,402 at March 31, 2005 and December 31, 2004, respectively)	20,934	28,400
Restricted cash	5,032	4,226
Accounts and rents receivable (net of provision for doubtful accounts of $2,581 and $2,710 at March 31, 2005 and December 31, 2004, respectively)	33,666	29,646
Investment in and advances to joint venture	39,724	42,789
Deposits and other assets	4,103	4,433
Acquired above market lease intangibles (net of accumulated amortization of $1,874 and $1,648 at March 31, 2005 and December 31, 2004, respectively)	5,781	5,966
Acquired in-place lease intangibles (net of accumulated amortization of $2,791 and $2,218 at March 31, 2005 and December 31, 2004, respectively)	25,568	18,404
Leasing fees (net of accumulated amortization of $1,326 and $1,189 at March 31, 2005 and December 31, 2004, respectively)	2,524	2,467
Loan fees (net of accumulated amortization of $5,084 and $4,780 at March 31, 2005 and December 31, 2004, respectively)	4,438	3,795

Total assets	$1,262,136	1,207,092

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets (continued)
March 31, 2005 and December 31, 2004
(In thousands except per share data)

Liabilities and Stockholders’ Equity

	March 31, 2005	December 31, 2004
	(unaudited)
Liabilities:
Accounts payable and accrued expenses	$3,306	4,341
Acquired below market lease intangibles (net of accumulated amortization of $3,180 and $2,733 at March 31, 2005 and December 31, 2004, respectively)	9,500	7,456
Accrued interest	2,449	2,282
Accrued real estate taxes	24,521	22,520
Dividends payable	5,261	5,537
Security and other deposits	2,377	2,318
Mortgages payable	634,001	596,125
Line of credit	100,000	85,000
Prepaid rents and unearned income	3,764	4,073
Liabilities associated with assets held for sale, including mortgages payable	4,173	4,035
Other liabilities	806	971

Total liabilities	790,158	734,658

Minority interest	19,731	19,942

Stockholders’ Equity:
Preferred stock, $.01 par value, 6,000 Shares authorized; none issued and outstanding at March 31, 2005 and December 31, 2004	—	—
Common stock, $.01 par value, 100,000 Shares authorized; 67,184 and 67,025 Shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	672	670
Additional paid-in capital (net of offering costs of $58,816)	645,877	644,278
Deferred stock compensation	(538)	(580)
Accumulated distributions in excess of net income	(193,638)	(191,990)
Accumulated other comprehensive income	(126)	114

Total stockholders’ equity	452,247	452,492

Commitments and contingencies	—	—

Total liabilities and stockholders’ equity	$1,262,136	1,207,092

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three months ended March 31, 2005 and 2004 (unaudited)
(In thousands except per share data)

	Three months ended March 31, 2005	Three months ended March 31, 2004
Revenues:
Rental income	$31,603	33,149
Tenant recoveries	13,302	14,344
Lease termination income	54	—
Other property income	169	155

Total revenues	45,128	47,648

Expenses:
Property operating expenses	7,930	6,917
Real estate tax expense	7,818	8,125
Bad debt expense	326	1,053
Depreciation and amortization	9,439	9,301
Stock exchange listing expenses	62	—
General and administrative expenses	2,011	1,713

Total expenses	27,586	27,109

Operating income	17,542	20,539

Other income	660	673
Interest expense	(10,183)	(10,588)
Minority interest	(254)	(216)
Equity in earnings of unconsolidated joint ventures	991	—

Income from continuing operations	8,756	10,408

Discontinued operations:
Income from discontinued operations (including lease termination fee of $6,100 for the three moths ended March 31, 2005 and gain on sale of investment property of $873 for the three months ended March 31, 2004)	5,349	1,477

Net income available to common stockholders	14,105	11,885

Other comprehensive income:
Unrealized gain (loss) on investment securities	(240)	37

Comprehensive income	$13,865	11,992

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three months ended March 31, 2004 and 2003 (unaudited)
(In thousands except per share data)

	Three months ended March 31, 2005	Three months ended March 31, 2004

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.13	0.16
Discontinued operations	0.08	0.02

Net income available to common stockholders per weighted average common share – basic and diluted	$0.21	0.18

Weighted average number of common shares outstanding – basic	67,065	65,850

Weighted average number of common shares outstanding – diluted	67,114	65,853

Non-GAAP Financial Measures

We consider “Funds From Operations” (“FFO”) a widely accepted and appropriate measure of performance for a REIT that provides a supplemental measure of a REIT’s operating performance because along with cash flows from operating, investing and financing activities it provides a measure of a REIT’s ability to incur and service debt and make capital expenditures and acquisitions.  Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as us.  As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives received based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended March 31, 2005	Three months ended March 31, 2004

Net income available to common stockholders	$14,105	11,885
Gain on sale of investment properties	—	(873)
Equity in depreciation of unconsolidated ventures	705	—
Amortization on in place lease intangibles	598	319
Amortization on leasing commissions	155	175
Depreciation, net of minority interest	8,449	8,768

Funds From Operations	$24,012	20,274

Net income available to common stockholders per weighted average common share, basic and diluted	$0.21	0.18

Funds From Operations per weighted average common share, basic and diluted	$0.36	0.31

Weighted average number of common shares outstanding, basic	67,065	65,850

Weighted average number of common shares outstanding, diluted	67,114	65,853

EBITDA is defined as earnings (losses) from continuing operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended March 31, 2005	Three months ended March 31, 2004

Income From Continuing Operations	$8,756	10,408
Income From Discontinued Operations	5,349	604
Interest Expense	10,183	10,588
Interest Expense Associated with Discontinued Operations	38	271
Interest Expense Associated with Unconsolidated Ventures	445	—
Depreciation and Amortization	9,439	9,301
Depreciation and Amortization Associated with Discontinued Operations	4	201
Depreciation and Amortization Associated with Unconsolidated Ventures	707	—

EBITDA	$34,971	31,373

Total Interest Expense	$10,716	10,859

EBITDA: Interest Expense Coverage Ratio	3.3	2.9